Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-78843, 333-113659 and 333-120000 on Form S-3, Registration Statement No. 333-106836 on Form S-4 and Registration Statement No. 333-36977, 333-47370, 333-75264, 333-99799, and 333-117789 on Form S-8 of The Houston Exploration Company of our report dated March xx, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” on January 1, 2003), relating to the financial statements of The Houston Exploration Company and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Houston, Texas
March 3, 2006